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                                                                EXHIBIT 10.11(b)

                                 LOAN AGREEMENT

         THIS AGREEMENT is made as of this 15th day of December, 1997, by and between CARNEGIE GROUP, INC., a Delaware corporation (the "Company") located in Pittsburgh, Pennsylvania, and JOHN MANZETTI, an individual residing at 272 Seasons Drive, Wexford Pennsylvania 15090 (the "Executive").

         WHEREAS, the Company and the Executive desire that the Company loan to the Executive the sum of $250,000 in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                                      LOAN

         1.1 The Company hereby loans to the Executive the sum of $250,000 (the "Principal Sum"). The Principal Sum, together with interest compounded annually at the rate of 6.39% per annum on the outstanding balance of the Principal Sum (the "Interest Amount"), shall be repaid in a single installment on December 30, 1999 (the "Repayment Date"), subject to the provisions of Section 1.2.

         1.2 In the event that, prior to November 30, 1999, (i) the Executive voluntarily terminates his employment with the Company or his employment is terminated by the Company for "Cause" (as hereinafter defined), and (ii) there has been no "Change in Control" (as defined in the Severance Agreement dated as of May 17, 1993, as amended, between the Company and the Executive) prior to such termination, then the Repayment Date shall be thirty days following the date of such termination.

         1.3 As used herein, "Cause" shall mean the willful commission by the Executive of any of the following actions, provided that such action is demonstrably and materially injurious to the assets, operations or business prospects of the Company: (i) a felony; (ii) the unlawful or unethical conversion or commitment for the personal benefit of the Executive, a member of his family or a business owned or controlled by the Executive or a member of his family, of corporate funds or property or a material business opportunity of the Company; or (iii) the unauthorized disclosure or use of confidential information of the Company, other than disclosures which are made in the ordinary course of the Company's business or for the purpose of carrying out business objectives of the Company. No action of Executive shall be considered "willful" unless it is done by the Executive in bad faith and without reasonable belief that such action is in the best interests of the Company.



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                                    ARTICLE 2

                                PLEDGE OF SHARES

         2.1 To secure the repayment of the Principal Sum and the Interest Amount, the Executive shall pledge to the Company any shares of the Common Stock of the Company, par value $.01 per share, which may be acquired after the date hereof by the Executive (the "Pledged Shares"). To perfect such security interest, the Executive shall deliver to the Company immediately upon receipt any stock certificates representing any Pledged Shares. All stock certificates delivered by the Executive to the Company hereunder shall be accompanied by stock powers duly endorsed in blank and medallion signature guaranteed. Until such time, if any, that the Company forecloses on the Pledged Shares, the Executive shall be entitled to retain cash dividends and cash distributions (if any) in respect of, and voting rights incident to, the Pledged Shares.

         2.2 The Executive acknowledges and agrees that the loan made hereunder is a full-recourse loan, and if the value of the Pledged Shares is not sufficient to repay the Principal Sum and the Interest Amount, the Executive shall be liable to the Company for the repayment in full on the Repayment Date of the Principal Sum and the Interest Amount.

         2.3 Each stock certificate evidencing Pledged Shares shall be held by the Company until the Principal Sum and the Interest Amount has been paid in full.

                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1 This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation or otherwise), by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement. Regardless whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company.

         3.2 This Agreement contains the entire understanding between the parties hereto with respect to the subject matter set forth herein, but in no way supersedes the Severance Agreement. This Agreement may be modified only by means of a written agreement signed by both parties.

         3.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         3.4 This Agreement may be executed in several counterparts each of which shall be deemed an original.


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         3.5 The validity, interpretation, construction and performance of this
Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         3.6 All disputes and controversies arising out of or relating to this Loan Agreement, or any breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect. An arbitral award will be final and binding on both parties hereto and may be enforced by any court or judicial authority having competent jurisdiction over either party or its assets against whom the arbitral award is to be enforced.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                                                     CARNEGIE GROUP, INC.


                                                     By: /S/ DENNIS YABLONSKY
                                                       -------------------------

                                                     Title: PRESIDENT/CEO
                                                          ----------------------

                                                     /S/ JOHN MANZETTI
                                                     ---------------------------
                                                     John Manzetti